UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

AVIALL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard, DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip code)

(972) 586-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2006, Aviall, Inc. (the “Company”), certain of its subsidiaries and The Bank of New York Trust Company, N.A., as Trustee, executed the First Supplemental Indenture (the “Supplemental Indenture”), amending the Indenture dated as of June 30, 2004 among the Company, certain of its subsidiaries and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (the “Indenture”), governing the Company’s 7 5/8% Senior Notes due 2011 (the “Notes”). The Supplemental Indenture was executed with an effective date of August 25, 2006 but will become operative in accordance with its terms upon the Company’s purchase of all validly tendered and not withdrawn Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated August 14, 2006 (the “Offer”). The Supplemental Indenture eliminates substantially all of the restrictive covenants in the Indenture and includes a waiver that will explicitly permit the Company to complete the merger with a subsidiary of The Boeing Company described in the Offer notwithstanding any provision to the contrary in the Notes or the Indenture. A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture dated as of August 25, 2006 among Aviall, Inc., certain of its subsidiaries and The Bank of New York Trust Company, N.A., as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2006	AVIALL, INC.

	By:	/s/ Colin M. Cohen
Colin M. Cohen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture dated as of August 25, 2006 among Aviall, Inc., certain of its subsidiaries and The Bank of New York Trust Company, N.A., as Trustee.